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                                                                   Exhibit 23(a)

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Premark International, Inc. for the registration of $150,000,000 of debt securities and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the 1997 consolidated financial statements and schedules of Premark International, Inc. included in its Annual Report (Form 10-K) for the year ended December 27, 1997, filed with the Securities and Exchange Commission.


Ernst & Young LLP



Chicago, Illinois
August 19, 1998